UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2024

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2024, Safe & Green Holdings Corp. (the “Company”) received a delinquency letter (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the continued listing requirements set forth in Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires timely filing of periodic reports with the Securities and Exchange Commission (the “SEC”) for continued listing. Nasdaq rules require public announcement to disclose the Company’s receipt of the Notice within four business days of receipt.

In accordance with Nasdaq rules, the Company has 60 calendar days from the date of the Notice, or no later than June 18, 2024, to submit a plan to regain compliance with the Rule. The Company intends to submit a compliance plan within 60 calendar days of the date of the Notice and will evaluate available options to regain compliance. If the Company’s compliance plan is accepted, the Company may be granted up to 180 calendar days from April 16, 2024, or until October 14, 2024, to evidence compliance with the Rule.

The Company intends to submit a compliance plan on or before June 18, 2024 and, if appropriate, consider further available options to evidence compliance with the Rule.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2024, the Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of the Company received a letter (the “Resignation Letter”) from Christopher Melton pursuant to which he resigned as a member of the Board, effective immediately. Prior to his resignation, Mr. Melton was serving as the lead independent director of the Board and chair of the Board’s Audit Committee and was a member of the Board’s Compensation Committee and Nominating, Environmental, Social and Governance Committee. He resigned due to a disagreement with the Company over perceived practices in connection with the Company’s ongoing audit for the year ended December 31, 2023.

Thereafter, on April 23, 2024, the Board appointed Mr. Melton to fill the vacancy that his resignation had created and to serve as an independent member of the Board until the Company’s 2024 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The Board also appointed Mr. Melton to serve as a member and chair of the Board’s Audit Committee. There are no arrangements or understandings that exist between Mr. Melton and any other persons pursuant to which he was selected as a director. In addition, there are no transactions between Mr. Melton and the Company that would be reportable under Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Melton will participate in the Company’s previously disclosed non-employee director compensation program (the “Program”). Under the terms of the Program, non-employee directors receive (i) an annual cash retainer of $80,000 which is paid in quarterly installments and (ii) an annual equity grant of restricted stock units under the Company’s Stock Incentive Plan, as amended, with a grant date value of approximately $80,000 that will vest quarterly over two years, subject to continued service as a director through such date. In connection with his appointment, Mr. Melton will receive a pro-rata portion of each to reflect his resignation and his subsequent re-appointment as a non-employee director of the Company.

A copy of the Resignation Letter is attached as Exhibit 17.1 to this Current Report on Form 8-K (this “Form 8-K”). All descriptions of the contents of the Resignation Letter set forth in this Form 8-K are qualified in their entireties by reference to the full text of the Resignation Letter.

The Company has provided Mr. Melton with a copy of the disclosures it is making in response to this Item 5.02 no later than the date of filing this Form 8-K with the SEC. The Company will provide Mr. Melton with the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether Mr. Melton agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which he does not agree. The Company will file any such letter received from Mr. Melton with the SEC as an exhibit by an amendment to this Form 8-K within two business days after receipt by the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
17.1	Resignation Letter of Christopher Melton, dated April 17, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: April 29, 2024	By:	/s/ Patricia Kaelin
		Name:	Paticia Kaelin
		Title:	Chief Financial Officer

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